UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2012

POWER EFFICIENCY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31805	22-3337365
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

5744 Pacific Center Blvd., Suite 311 San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 750-3875

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2012 and January 30, 2012, Power Efficiency Corporation (the “Company”), pursuant to a Securities Purchase Agreement (the “SPA”), consummated closings (the "Closings") of a private placement offering (the "Offering") for an aggregate of 305 shares of Series E Convertible Preferred Stock, par value $.001 per share (the “Series E Preferred Stock”) and received consideration of $2,500,000 in cash, subject to certain restrictions indicated below, and $550,000 through the conversion of previously outstanding convertible bridge notes of the Company (the “Notes”). Philip Meisel, the sole cash purchaser of the Series E Preferred Stock, is an affiliate of the Company who owned approximately 28% of the Company’s outstanding common stock prior to the Closing. The Note holders that entered into the agreement were Sarkowsky Family LP, the Sidney Sik Yam and Elaine Lan Hwa Chan Family Trust Dated October 26, 1993, Sher Capital Investments II, LLC, and Irwin Helford Family Trust. Herman Sarkowsky, an affiliate of Sarkowsky Family LP, is also an affiliate of the Company.

The SPA provides that the financing will be used for working capital, sales and marketing, research and product development and general corporate purposes, and that Mr. Meisel will have sole authority over the wiring or drawing of these funds. In addition, the SPA provides that Marc Lehmann must resign from the Board of Directors (the “Board”) and that Mr. Meisel will have the right to fill the vacancy on the Board. The Company is also required to obtain consent from Mr. Meisel before (i) hiring any employee who is to earn more than $75,000 annually and (ii) paying a Company expenditure over $10,000 that does not arise in the ordinary course of business.

The Series E Preferred Stock issued in the Closings is convertible into an aggregate of up to 305,000,000 shares of the Company’s common stock, such that each one share of Series E Preferred Stock is initially convertible into 1,000,000 shares of the Company’s common stock. The Series E Preferred Stock is subject to mandatory conversion at such time as the Company has a sufficient number of authorized shares of common stock to fully convert all of the outstanding Series E Preferred Stock. The Series E Preferred Stock will be converted automatically, without further action by the holders, at this time.

This summary description is qualified in its entirety by reference to the actual SPA, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sale of Securities.

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the Offering.

The Offering was conducted pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D, Section 4(2) and Rule 506 thereunder. No placement agent or underwriter was used in connection with the Offering and there is no commission, finder’s fee or other compensation due or owing to any party as a result of the transactions described herein.

Item 5.02 Departure of Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2012, Marc Lehmann notified the Board that he is resigning effective immediately.

On January 30, 2012, the Board voted to elect Mr. Meisel to fill the vacancy on the Board created by Mr. Lehmann’s resignation. Mr. Meisel has had financial transactions with the Company in the past fiscal year. The details of such transactions are described herein at Item 1.01.

On January 30, 2012, the Board voted to elect Brian Chan to become a director of the Board.

On January 30, 2012, Mr. Meisel was elected Chairman of the Board and Steven Strasser was elected Vice-Chairman of the Board.

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Item 9.01. Exhibits

10.1	Securities Purchase Agreement Dated January 27, 2012

10.2	Securities Purchase Agreement Dated January 30, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER EFFICIENCY CORPORATION

By:	/s/ Brian Chan
Brian Chan, Secretary

Date: February 2, 2012

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